UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 9, 2011)

Texas Rare Earth Resources Corp.
(Exact name of registrant as specified in its charter)

Nevada	0-53482	87-0294969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

304 Inverness Way South, Suite 365
Englewood, CO  80112
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (303) 597-8737

3 Riverway, Suite 1800
Houston, TX  77056
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

As previously disclosed, Texas Rare Earth Resources Corp. (the “Company”) entered into a transaction in February 2011, pursuant to which it sold to two accredited investors an aggregate of 800,000 shares of its common stock and five-year warrants to purchase up to 800,000 shares of its common stock.  As additional consideration for the purchase of the shares of common stock and warrants, the Company issued to the investors an option for 120 days to purchase up to 3,200,000 shares of common stock at $2.50 per share with 100% warrant coverage through the issuance of warrants to purchase up to 3,200,000 shares of common stock at an exercise price of $2.50 per share.

On June 9, 2011, these investors funded the exercise of the options to purchase 3,200,000 shares of Company common stock resulting in gross proceeds to the Company of $8,000,000.  In connection with the exercise of the options, these investors also received five-year warrants to purchase up to 3,200,000 shares of Company common stock which, if fully exercised, would result in gross proceeds to the Company of $8,000,000.  As a result of the exercise of the options on June 9, 2011, in addition to the exercise of certain options on May 31, 2011 (as reported in the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2011), the Company has raised an aggregate of $15,600,000.  After giving effect to the exercise of the options in May and June 2011, the Company has 33,836,259 shares of common stock currently issued and outstanding.  A copy of the press release announcing the exercise of the options in May and June 2011 is attached to this Current Report on Form 8-K as Exhibit 99.1.

The offer and sale of the securities described above were made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws. The sale of the Company’s common stock did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about us in order to make an informed investment decision.  Having received representations to this effect, we believe that each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D; and no advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.  The Company paid to FINRA registered broker-dealers $160,000 in cash commissions on the gross proceeds received by the Company and issued five-year warrants to purchase 128,000 shares of common stock at an exercise price of $2.50 per share.

ITEM 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
99.1	Press Release dated June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 10, 2011

TEXAS RARE EARTH RESOURCES CORP.

By:	/S/ Wm. Chris Mathers
Wm. Chris Mathers, Chief Financial Officer